Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact: John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1000, ext. 7290

BRIDGE BANCORP, INC. TO HOST FIRST QUARTER 2019 EARNINGS CONFERENCE CALL

(Bridgehampton, NY – April 2, 2019) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®: BDGE), the holding company for BNB Bank (“BNB”), announced that it expects to report earnings for the first quarter ended March 31, 2019 after the market closes on Tuesday, April  23, 2019.

Kevin O’Connor, President and CEO, will host a conference call on Wednesday,  April  24, 2019 at 10:00 AM ET to discuss the Company’s first quarter 2019 results.  Instructions on accessing the call will be provided in the Company’s earnings release.

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, BNB Bank. Established in 1910, BNB, with assets of approximately $4.7 billion, operates 39  branch locations serving Long Island and the greater New York metropolitan area. In addition, the Bank operates a loan production office in Manhattan. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc. offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

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